As filed with the Securities and Exchange Commission on March 11, 2021
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
EXICURE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	81-5333008
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2430 N. Halsted St.
Chicago, IL 60614
(Address of principal executive offices) (Zip code)
Exicure, Inc. 2017 Equity Incentive Plan
Exicure, Inc. 2017 Employee Stock Purchase Plan
(Full title of the plan)

Corporation Service Company
251 Little Falls Drive
Wilmington, DE 19808
(866) 403-5272
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Marc A. Recht
Courtney T. Thorne
Cooley LLP
500 Boylston Street
Boston, Massachusetts 02116
(617) 937-2300
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share
—Shares reserved for future grant under the 2017 Equity Incentive Plan	4,382,567 (3)	$2.03	$8,896,611.01	$970.63
—Shares reserved for future grant under the 2017 Employee Stock Purchase Plan	472,137 (4)	$2.03	$ 958,438.11	$104.57
Total	4,854,704	__	$9,855,049.12	$1,075.20

(1)    Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the Registrant’s 2017 Equity Incentive Plan (the “2017 Plan”) or 2017 Employee Stock Purchase Plan (the “2017 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.
(2)    Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on March 8, 2021 as reported on the Nasdaq Capital Market.
(3)    Represents an automatic increase to the number of shares available for issuance under the 2017 Plan, in accordance with the automatic annual increase provision of the 2017 Plan, effective as of January 1, 2021. The number of shares of Common Stock reserved for issuance under the 2017 Plan will automatically increase on January 1st of each fiscal year in an amount equal to the lesser of (i) 4,600,000 shares, (ii) 5.0% of the total number of shares of the Registrant’s Common Stock outstanding on December 31 of the preceding calendar year, or (iii) a lesser number of shares determined by the Registrant’s compensation committee of the board of the directors.
(4)    Represents an automatic increase to the number of shares available for issuance under the 2017 ESPP, in accordance with the automatic annual increase provision of the 2017 ESPP, effective as of January 1, 2021 and January 1, 2020. Of these shares, (i) 262,954 shares of Common Stock represent the full amount of the January 1, 2021 automatic increase to the number of shares available for issuance under the 2017 ESPP, and (ii) 209,183 shares of Common Stock represent the portion of the amount of the January 1, 2020 automatic increase to the number of shares available for issuance under the 2017 ESPP not previously registered by the Registrant on Form S-8 (File No.333-222999) filed with the Securities and Exchange Commission on February 13, 2018. The number of shares of Common Stock reserved for issuance under the 2017 ESPP will automatically increase on January 1st of each fiscal year in an amount equal to the lesser of (i) 300,000 shares, (ii) 0.3% of the total number of shares of the Registrant’s Common Stock outstanding on December 31 of the preceding calendar year, or (iii) a lesser number of shares determined by the Registrant’s board of the directors.

EXPLANATORY NOTE
This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Exicure, Inc. (the “Company”) on Form S-8 relating to the same employee benefit plans is effective.

The Company previously registered shares of its Common Stock for issuance under the 2017 Equity Incentive Plan (the “2017 Plan”) and the 2017 Employee Stock Purchase Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on February 13, 2018 (File No. 333-222999) and for issuance under the 2017 Plan under a Registration Statement on Form S-8 filed with the Commission on March 9, 2020 (File No. 333-237043). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:
(a)    The Company’s latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that contains audited financial statements for the Company’s latest fiscal year for which such statements have been filed.
(b)    All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.
(c)    The description of the Company’s Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Filed with this Report	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/Reg. Number

4.1	Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on November 15, 2017.		10-K (Exhibit 3.3)	3/11/2021	001-39011

4.2	Amended and Restated Bylaws, as currently in effect.		8-K (Exhibit 3.4)	10/2/2017	000-55764

4.3	2017 Equity Incentive Plan and forms of award agreements thereunder.		8-K (Exhibit 10.2)	10/2/2017	000-55764

4.4	2017 Employee Stock Purchase Plan.		8-K (Exhibit 10.3)	10/2/2017	000-55764

5.1	Opinion of Cooley LLP.	X

23.1	Consent of KPMG LLP, independent registered public accounting firm.	X

23.2	Consent of Cooley LLP (included in Exhibit 5.1)	X

24.1	Power of Attorney (included on the signature page hereto).	X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 11, 2021.

EXICURE, INC.

By:	/s/ David A. Giljohann
David A. Giljohann, Ph.D.
President, Chief Executive Officer, Interim Chief Financial Officer (Principal Executive Officer, Interim Principal Financial Officer and Interim Principal Accounting Officer)

POWER OF ATTORNEY
We, the undersigned directors and officers of the Exicure, Inc., hereby severally constitute and appoint David A. Giljohann and Timothy P. Walbert, and each of them singly, our true and lawful attorneys-in-fact, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith, and any and all post-effective amendments to said registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney does not revoke any power of attorney previously granted by the undersigned, or any of them.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ David A. Giljohann	President, Chief Executive Officer, Interim Chief Financial Officer and Director (Principal Executive Officer, Interim Principal Financial Officer and Interim Principal Accounting Officer)	March 11, 2021
David A. Giljohann, Ph.D.
/s/ Timothy P. Walbert	Director and Chairman of the Board of Directors	March 11, 2021
Timothy P. Walbert

/s/ Jeffrey L. Cleland	Director	March 11, 2021
Jeffrey L. Cleland, Ph.D.

/s/ Elizabeth Garofalo	Director	March 11, 2021
Elizabeth Garofalo, M.D.

/s/ Bosun Hau	Director	March 11, 2021
Bosun Hau

/s/ Chad A. Mirkin	Director	March 11, 2021
Chad A. Mirkin, Ph.D.

/s/ Bali Muralidhar	Director	March 11, 2021
Bali Muralidhar, M.D., Ph.D.

Director
Andrew Sassine

/s/ James R. Sulat	Director	March 11, 2021
James R. Sulat

/s/ David R. Walt	Director	March 11, 2021
David R. Walt, Ph.D.